UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 545-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 4.1

Item 3.03 Material Modification to Rights of Security Holders.

     (a) On October 5, 2004, Valeant Pharmaceuticals International, a Delaware corporation (the “Registrant”), entered into an amendment (“Amendment No. 1”) to the Rights Agreement, dated as of November 2, 1994 (the “Rights Agreement”), by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

     Amendment No. 1 amends the Rights Agreement to, among other things: (i) generally defer the occurrence of a Distribution Date until ten days after a Stock Acquisition Date; (ii) eliminate public announcement of an intention to commence a tender or exchange offer as a Distribution Date trigger; (iii) eliminate the 60-day limitation on exercisability of the Rights after an Acquiring Person becomes such; (iv) extend the Final Expiration Date of the Rights to November 1, 2009; (v) extend the period during which the Rights may be redeemed following the occurrence of a Stock Acquisition Date; and (vi) increase the exercise price of the Rights to $100 per right, subject to adjustment.

Item 9.01 Financial Statements and Exhibits.

     (c)      Exhibits.

3.1	Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock of Valeant Pharmaceuticals International, filed with the Secretary of State of the State of Delaware on October 6, 2004.

4.1	Amendment No. 1 to Rights Agreement, dated as of October 5, 2004, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004	VALEANT PHARMACEUTICALS INTERNATIONAL
	By:	/s/ Bary G. Bailey
Name: Bary G. Bailey
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock of Valeant Pharmaceuticals International, filed with the Secretary of State of the State of Delaware on October 6, 2004.

4.1	Amendment No. 1 to Rights Agreement, dated as of October 5, 2004, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent.